Exhibit 10.23

Translation of Management Consulting and Financing Services Agreement from Chinese to English

Management Consulting and Financing Services Agreement

Party A (Service Recipient): NANYANG BIOLOGICS PTE. LTD., (UEN: 202116184H), Registered address: 10 Anson Road #25-06 International Plaza Singapore 079903 (hereinafter referred to as the “Company”)

Party B1 (Service Provider): 9Z Information Technology Limited, Registration No.: 1816439 Registered address: Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands (“9Z”)

Party B2 (Service Provider): CHEN TED KWAN, (NRIC S8436020A) (“Mr. Chen”)

Party B1 and Party B2 are collectively referred to as “Party B”; Party A and Party B are collectively referred to as the “Parties”.

Whereas:

1.	Party B undertakes that, commencing from March 1, 2024, it shall provide Party A with management consulting and capital markets financing services. The scope of services includes but is not limited to: a five-year financing arrangement targeting a valuation of US$20 million, optimization of the Company’s restructuring framework, and seeking listing opportunities on major global securities exchanges, including an initial public offering (“IPO”) or listing through a business combination with a special purpose acquisition company (“SPAC”).

2.	In respect of the above services, Party A may elect to pay consideration by way of:

(1)	cash in the amount of US$6 million; or

(2)	after Party A confirms an IPO or signs a business combination agreement with a SPAC, issuing to Party B an aggregate amount of Party A’s shares valued at US$6 million, of which Party B1 shall receive shares corresponding to 75% of such value, and Party B2 shall receive shares corresponding to 25% of such value. The foregoing shares are collectively referred to as the “Service Shares”.

3.	The Parties confirm that, if the service consideration is converted into shares of the Company, the corresponding per-share price shall be:

(1)	the issuance price of the next round of public listing financing immediately prior to Party A’s listing; or

(2)	such other price as may be mutually agreed by the Parties, provided that such price shall not be lower than the per-share price corresponding to the valuation of the Company’s most recent round of financing.

4.	The Parties specifically agree that: the Service Shares held by Party B1 shall not be subject to any lock-up period upon Party A’s ultimate listing, if any; while the Service Shares held by Party B2 shall be subject to a lock-up period in accordance with general capital markets rules.

Article 1 Scope of Services

During the term of this Agreement, Party B shall provide Party A with the following professional services:

1.1 Strategic Consulting Services:

Providing professional advice on the Company’s strategic planning, business expansion, mergers and acquisitions restructuring, market competitive positioning, and long-term value enhancement plans.

1.2 Capital Markets and Investor Relations Services:

Introducing qualified institutional investors, family offices, and high-net-worth individuals; assisting in the preparation of investor presentation materials and information disclosure documents; organizing investor communication meetings and roadshows; maintaining private investment in public equity (“PIPE”) and subsequent financing cooperation channels.

1.3 Shareholder Relations Management Services:

Acting as the communication and liaison window for core shareholders, promptly conveying the Company’s operating information, and coordinating the handling of reasonable shareholder requests.

1.4 Crisis Management Services:

Providing crisis response plans, public opinion control and public relations strategies, and safeguarding the Company’s brand and market reputation.

1.5: With the work objective of assisting the Company in successfully achieving a listing, including but not limited to introducing and bringing in relevant strategic investors; providing listing advice; recommending appropriate target companies for cooperation in accordance with the Company’s actual needs and assisting with business negotiations; recommending and coordinating relevant professional institutions; providing advice on the Company’s listing pricing plan; and coordinating the listing process.

Article 2 Service Standards

2.1: Party B shall designate professional personnel with appropriate qualifications and experience to perform its service obligations in a prudent, diligent, and professional manner, ensuring that the service results meet Party A’s business objectives and regulatory requirements.

Article 3 Service Term

3.1: The service term of this Agreement shall commence from March 1, 2024 and shall be valid for five years, being the initial service term.

Article 4 Termination of Agreement

4.1 Termination for Statutory Reasons / Material Breach:

If any party commits a material breach, becomes insolvent, engages in fraud, or is subject to other circumstances that seriously affect the performance of this Agreement, the non-breaching party shall have the right to issue a written termination notice 30 days in advance and grant the breaching party a reasonable cure period. If the breach is not remedied within the cure period, this Agreement shall terminate on the date specified in the notice.

4.2 Unilateral Termination by Party A:

Party A may unilaterally terminate this Agreement by giving Party B 90 days’ prior written notice.

4.3 Treatment of Shares After Termination:

Service Shares that have vested before the effective date of termination of this Agreement shall remain owned by Party B; unvested Service Shares shall, unless otherwise agreed in writing by the Parties, be recovered and cancelled by Party A without compensation.

Article 5 Service Consideration and Vesting of Shares

Party A agrees to pay Party B service consideration in the amount of US$6 million. The payment method may be:

(1)	payment in cash; or

(2)	grant to Party B of Company shares corresponding to US$6 million, with the specific number of shares to be calculated based on the total number of shares immediately prior to Party A’s listing, as the sole and complete consideration for all services provided by Party B under this Agreement.

5.1: The Parties confirm that, if the service consideration is converted into shares of the Company, the corresponding per-share price shall be:

(1)	the issuance price of the next round of public listing financing immediately prior to Party A’s listing; or

(2)	such other price as may be mutually agreed by the Parties, provided that such price shall not be lower than the per-share price corresponding to the valuation of the Company’s most recent round of financing.

5.2 Share Issuance:

After the vesting commencement date has matured, Party A shall complete the issuance and registration of the Service Shares within a reasonable period. For shares that have not satisfied the vesting conditions, Party A shall have the right to recover them in accordance with Article 4 of this Agreement.

5.3 Lock-up Arrangement, if Listing is Successful:

Service Shares held by Party B1: no lock-up period shall be imposed upon Party A’s listing.

Service Shares held by Party B2: shall comply with the general lock-up rules of the securities market, unless otherwise agreed in writing by the Parties.

Article 6 Confidentiality Obligations

6.1: The Parties shall undertake confidentiality obligations with respect to trade secrets, non-public information, technical data, financial information, and other information learned during the cooperation. Without the prior written consent of the other party, neither party may disclose such information to any third party. The confidentiality obligations shall remain effective after the termination of this Agreement.

Article 7 Representations and Warranties

7.1 Representations and Warranties of Party A:

(1)	Party A is duly established and validly existing in accordance with law, and has lawful authorization to sign and perform this Agreement.

(2)	The issuance of the Service Shares has fulfilled internal decision-making procedures and complies with the laws of the place of registration and the provisions of the Company’s articles of association.

7.2 Representations and Warranties of Party B:

(1)	Party B1 is duly established and validly existing in accordance with law, and Party B2 has full civil capacity. Each has the right to sign and perform this Agreement.

(2)	Party B possesses the professional capabilities and resources to provide the services under this Agreement and undertakes that its service conduct shall comply with relevant laws and regulations concerning securities, anti-commercial bribery, insider trading, and other matters.

Article 8 Indemnification Liability

8.1: If a party breaches any representation, warranty, or obligation under this Agreement, or commits gross negligence, wilful misconduct, or any illegal or non-compliant act, resulting in the other party suffering claims, losses, expenses, or liabilities, such party shall assume full indemnification liability to the other party.

8.2: The non-breaching party shall promptly notify the breaching party of any indemnification claim and provide necessary assistance. The breaching party shall have the right to lead the defense and settlement procedures, provided that any material settlement proposal shall be subject to the written consent of the transferee, and such consent shall not be unreasonably withheld.

Article 9 Limitation of Liability

9.1: Except where a party has committed fraud, gross negligence, or wilful misconduct, neither party shall bear liability for indirect losses, consequential losses, or punitive damages.

9.2: The Parties’ aggregate indemnification liability cap, excluding breaches of confidentiality obligations, indemnification liability, fraud, gross negligence, and wilful misconduct, shall be capped at the total fair market value of the Service Shares. The calculation method shall be: total number of shares × the average closing price over the 90 trading days prior to the date on which the liability occurred.

Article 10 Conflict of Interest Management

10.1: Party B shall promptly disclose in writing to Party A any conflict of interest that may affect the independence of the services, including but not limited to holding equity interests in competitors, providing services to competitors, or serving as a director of a competing company.

10.2: The Parties shall properly handle conflicts through information barriers, personnel recusals, adjustments to the scope of services, and other means. Without the prior written consent of Party A’s board of directors, Party B shall not, during the effective term of this Agreement, provide similar services to Party A’s direct competitors.

Article 11 General Provisions

11.1 Entire Agreement

This Agreement constitutes the entire agreement reached by the Parties with respect to this service cooperation and supersedes all prior oral or written agreements. Any amendment or supplement to this Agreement shall be made in writing and shall become effective after being signed and sealed by both Parties.

11.2 Assignment of Rights and Obligations

Without the prior written consent of the other party, neither party may assign its rights and obligations under this Agreement. If Party A needs to make an assignment due to merger, division, asset sale, or other circumstances, it may do so after fulfilling its notification obligation.

11.3 Governing Law and Dispute Resolution

The formation, validity, performance, interpretation, and dispute resolution of this Agreement shall be governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

Any dispute arising out of this Agreement shall first be resolved by the Parties through friendly consultation. If consultation fails, either party shall have the right to apply to the Hong Kong International Arbitration Centre for arbitration.

11.4 Counterparts and Effectiveness

This Agreement shall be executed in three originals, with Party A holding one original and each of Party B holding one original, each having equal legal effect. This Agreement shall become effective from the date on which all parties sign and affix their seals.

11.5 Service and Notices

All notices, letters, and other communications between the Parties shall be made in writing or delivered by hand, courier, or email to the addresses/email addresses set forth on the first page of this Agreement. The date of delivery shall be the date of receipt or the third business day after sending.

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Exhibit 10.23

管理咨询与融资服务协议

甲方（服务接受方）：NANYANG BIOLOGICS PTE. LTD., (UEN: 202116184H)，
注册地址：10 Anson Road #25-06 International Plaza Singapore 079903 （以下简称"公司"）

乙方 1（服务提供方）：9Z Information Technology Limited，注册号为：1816439
注册地址：Coastal Building, Wickham's Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands（"9Z"）

乙方 2（服务提供方）：CHEN TED KWAN, (NRIC S8436020A) （"陈先生"）。

乙方 1 与乙方 2 合称为**乙方**；甲方与乙方合称为**双方**。

鉴于：

1. 乙方承诺自 2024 年 3 月 1 日起，为甲方提供管理咨询与资本市场融资服务，服务内容包括但不限于：以 2000 万美元估值为目标的五年期融资安排、公司重组架构优化、以及寻求在全球大型证券交易所上市机会（包括首次公开发行"IPO"或通过与特殊目的收购公司（SPAC）实施商业合并上市）等事项。
2. 甲方就上述服务可选择支付的对价为 1）现金 600 万美元；或 2）在甲方确定 IPO 或与 SPAC 签署商业合并协议后，向乙方总共发行价值 600 万美元的甲方公司股份，其中乙方 1 应获得其中 75%价值所对应的股份，乙方 2 应获得其中 25%价值所对应的股份，前述股份统称为服务股份。
3. 双方确认，服务对价折算成公司股价所对应的单股股价应为 1）甲方上市前一刻，即下一轮公开上市融资的发行价格；或 2）其他双方共同同意的价格（不低于公司最后一轮融资估值对应的单股股价）
4. 双方特别约定：乙方 1 所持服务股份在甲方最终上市（如有）时不设锁定期；乙方 2 所持服务股份按照资本市场通用规则设置锁定期。

第一条 服务范围：乙方在协议有效期内，向甲方提供以下专业服务：

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1.1.战略咨询服务：就公司战略规划、业务拓展、并购重组、市场竞争定位及长期价值提升方案提供专业建议。

1.2.资本市场与投资者关系服务：引荐合格机构投资者、家族办公室及高净值个人；协助制作投资者推介材料与信息披露文件；组织投资者沟通会议及路演；维护私募股权投资（PIPE）及后续融资合作渠道。

1.3.股东关系管理服务：作为核心股东沟通联络窗口，及时传递公司经营信息，协调处理股东合理诉求。

1.4.危机管理服务：提供危机应对方案、舆情管控与公关策略，维护公司品牌与市场声誉。

1.5.以协助公司成功上市为工作目标，包括但不限于介绍和引进相关战略投资人；提供上市建议；按照公司实际需求推荐适当的合作标的公司并协助进行商务谈判；推荐和协调相关专业机构，对公司上市定价方案提出建议，协调上市进程。

第二条 服务标准

2.1.乙方应指派具备相应资质与经验的专业人员，以审慎、勤勉、专业的态度履行服务义务，确保服务成果符合甲方商业目标与监管要求。

第三条 服务期限

2.1.本协议服务期限自 2024 年 3 月 1 日起算，有效期为五年，即初始服务期。

第四条 协议终止

4.1.法定 / 重大违约终止：任何一方存在重大违约、资不抵债、欺诈等严重影响协议履行的情形，守约方有权提前 30 日发出书面终止通知，并给予违约方合理补救期限；补救期内未纠正的，协议自通知载明之日终止。

4.2.甲方单方终止：甲方可提前 90 日向乙方发出书面通知，单方终止本协议。

4.3.终止后股份处理：协议终止生效日前已完成归属的服务股份，仍归乙方所有；未归属的服务股份，除双方另有书面约定外，由甲方无偿收回并注销。

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第五条 服务对价与股份归属

甲方同意向乙方支付美金 600 万元的服务对价，支付方式可以为 1）现金支付；或 2）授予乙方美金 600 万元对应的公司股份（具体股数以甲方上市前一刻的总股数计算），作为乙方提供本协议项下全部服务的**唯一且完整对价**。

5.1.双方确认，如服务对价折算成公司股价，则所对应的单股股价应为 1）甲方上市前一刻，即下一轮公开上市融资的发行价格；或 2）其他双方共同同意的价格（不低于公司最后一轮融资估值对应的单股股价）。

5.2 股份发行：归属起始日成就后，甲方应在合理期限内完成服务股份的发行与登记；未满足归属条件的股份，甲方有权按照本协议第四条约定收回。

5.3 锁定期安排（如上市成功）：乙方 1 所持服务股份：甲方上市时不设置锁定期。乙方 2 所持服务股份：遵守证券市场通用的锁定期规则，双方另有书面约定的除外。

第六条 保密义务

6.1.双方应对在合作中知悉的商业秘密、未公开信息、技术数据、财务信息等承担保密义务，未经对方书面同意，不得向任何第三方泄露；保密义务在本协议终止后持续有效。

第七条 陈述与保证

7.1 甲方陈述与保证

（1）甲方依法设立并有效存续，具备签署与履行本协议的合法授权。

（2）服务股份的发行已履行内部决策程序，符合注册地法律与公司章程规定。

7.2 乙方陈述与保证

（1）乙方 1 依法设立并有效存续，乙方 2 具备完全民事行为能力，均有权签署并履行本协议。

（2）乙方具备提供本协议项下服务的专业能力与资源，承诺服务行为符合证券、反商业贿赂、内幕交易等相关法律法规。

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第八条 赔偿责任

8.1 一方违反本协议项下陈述、保证、义务，或存在重大过失、故意不当行为、违法违规情形，导致对方遭受索赔、损失、费用或责任的，应向对方承担全额赔偿责任。

8.2 守约方应及时通知违约方索赔事项，提供必要协助；违约方有权主导抗辩与和解程序，但重大和解方案须经受让方书面同意，且该同意不得无正当理由拒绝。

第九条 责任限制

9.1 除一方存在欺诈、重大过失或故意不当行为外，任何一方不承担间接损失、后果性损失及惩罚性赔偿责任。

9.2 双方累计赔偿责任限额（保密义务违约、赔偿责任、欺诈、重大过失、故意不当行为除外），以服务股份总公允市场价值为上限，计算方式为：总股数 × 责任发生日前 90 个交易日平均收盘价。

第十条 利益冲突管理

10.1 乙方应及时向甲方书面披露任何可能影响服务独立性的利益冲突，包括但不限于持有竞争对手股权、为竞争对手提供服务、担任竞争性公司董事等。

10.2 双方应通过信息隔离、人员回避、服务范围调整等方式妥善处理冲突；未经甲方董事会书面同意，乙方在协议有效期内不得为甲方直接竞争对手提供同类服务。

第十一条 一般条款

11.1 完整协议

本协议构成双方就本次服务合作达成的完整协议，取代此前所有口头或书面约定；协议修改、补充须采用书面形式并经双方签字盖章后生效。

11.2 权利义务转让

未经对方书面同意，任何一方不得转让本协议项下权利义务；甲方因合并、分立、资产出售等情形需要转让的，可在履行通知义务后进行。

11.3 法律适用与争议解决

本协议的订立、效力、履行、解释及争议解决，均适用中华人民共和国香港特别

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行政区法律。

因本协议引起的争议，双方应首先友好协商解决；协商不成的，任何一方均有权向香港国际仲裁中心申请仲裁。

11.4 文本与生效

本协议一式叁份，甲方执壹份，乙方各执壹份，具有同等法律效力，并自各方签字盖章之日起生效。

11.5 送达与通知

双方的通知、函件等均应以书面形式通过专人递送、快递或电子邮件送达至本协议首页载明的地址 / 邮箱，送达日以签收日或发送后第三个工作日为准。

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双方已于 2024 年 3 月 1 日签署该协议。

NANYANG BIOLOGICS PTE. LTD.

姓名: Ong Toon Wah

职务: 首席执行官

日期: 2024 年 3 月 1 日

9Z Information Technology Limited

姓名:

Title: 董事

日期: 2024 年 3 月 1 日

CHEN TED KWAN

姓名: Chen Ted Kwan

日期: 2024 年 3 月 1 日

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双方已于 2024 年 3 月 1 日签署该协议。

NANYANG BIOLOGICS PTE. LTD.

姓名: Ong Toon Wah

职务: 首席执行官

日期: 2024 年 3 月 1 日

9Z Information Technology Limited

姓名:

Title: 董事

日期: 2024 年 3 月 1 日

CHEN TED KWAN

姓名: Chen Ted Kwan

日期: 2024 年 3 月 1 日

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